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                                                                     EXHIBIT 3.1
                        THE COMPANIES ACT 1985 AND 1989

                      A PUBLIC COMPANY LIMITED BY SHARES

                           MEMORANDUM OF ASSOCIATION

                                      OF

                               MERGECLAIM P.L.C.

                    (to be renamed ALLIANCE RESOURCES PLC)
                       (as altered by Special Resolution
                         passed on 5th December, 1990)

1.    The name of the Company is "MERGECLAIM PUBLIC LIMITED COMPANY".

2.    The Company is to be a public company.

3.    The registered office of the Company will be situated in England.

4./1/ The objects for which the Company is established are:-

(A) To carry on business as a holding company and to acquire and hold shares, stocks, debentures, debenture stocks, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, and shares, stocks, bonds, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether at home or abroad, and to vary, transpose, dispose of or otherwise deal with from time to time as may be considered expedient any of the Company's investments for the time being.

(B) To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of and to act as financial advisers and consultants to, and to re-organise, finance and to aid and assist financially or otherwise, any Group Member, namely any company, group of companies, partnership, joint venture, consortium or any other business association of any kind now or hereafter formed or incorporated or acquired which may be or be about to be or become in any way, and whether directly or indirectly, related to or associated with the Company and wherever situated; and in this Clause 4 any reference to a Group Member is a reference to such a company, group of companies, partnership, joint venture, consortium or other business association.

(C)   to carry on business as a general commercial company.

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/1/   Clause 4 was altered by Special Resolution passed on 5th December, 1990.
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(D)   to borrow or raise or secure the payment of money in such manner as the
      Company shall think fit and whether for the benefit of the Company or of the Company or of any Group Member, and in particular by, but not limited to, the issue of debentures or debenture stock (perpetual or otherwise) and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or lien upon all or any of the Company's property (both present and future), including its uncalled capital, and to purchase, redeem or pay off any such securities and also by similar mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

(E) To establish or acquire, whether in the United Kingdom or elsewhere, one or more financing companies or other entities to assist in financing the activities of the Company or of any Group Member.

(F) To employ the funds of the Company in the development and expansion of the business of the Company and all or any of the Group Members and in any other company whether now existing or hereafter to be formed and engaged in any like business of the Company or of any Group Member or of any other business activity ancillary thereto or which can be conveniently carried on in connection therewith.

(G) To acquire any such shares, stocks and other securities and investments before mentioned by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

(H) To sell, assign, realise, vary, surrender, exchange or dispose of any property of any kind or investments for the time being of the Company, whether for consideration or no consideration, if from time to time it shall be found necessary, desirable, expedient or advisable so to do.

(I) To pay for any business or other property or any shares, stocks, securities or rights of any kind acquired by the Company or any Group Member either in cash or shares, with or without any preferred or deferred rights, or by any securities which the Company has power to issue, or partly in one mode and partly in another and generally on such terms as the Company may determine.

(J) To acquire by purchase, lease, exchange or otherwise and hold by way of investment land, buildings or other structures thereon, land covered by water, and any estate, interest, easement, servitude or right in or over such land, buildings or structures and any real or immovable property of any tenure or description in the United Kingdom or elsewhere in any part of the world.

(K) To build, construct, maintain, alter, enlarge, pull down and remove or replace any buildings, factories, mills, offices, works, wharves, roads, railways, tramways, machinery, engines, walls, fences, banks, dams, sluices or watercourses, and to clear sites for the same, or to join with

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      any person, firm or company in doing any of the things aforesaid, and to work, manage and control the same, or join with others in so doing.

(L) To carry on any commercial, industrial or financial business or undertaking whether as investors, developers, dealers, promoters, manufacturers, engineers, financiers, concessionaires, contractors, wholesalers, retailers, factors, agents or otherwise in any manner.

(M) To hold, acquire, undertake and carry on the whole or any part of the business, property and liabilities of any company carrying on any business which the Company is authorised to carry on or possess, or which may seem to the Company capable of being conveniently carried on or calculated directly or indirectly to enhance the value of or render profitable any of the Company's investments, property or rights or any investments or property suitable for the purposes of the Company or of any Group Member.

(N) To enter into any arrangement with any governments or authorities (supreme, municipal, local or otherwise) or any corporations, companies or persons that may seem conducive to the Company's objects or any of them, and to obtain from any such government, authority, corporation, company or person any charters, contracts, decrees, rights, privileges and concessions which the Company may think desirable, and to carry out, exercise and comply with any such charters, contracts, decrees, rights, privileges and concessions.

(O) To enter into partnership or into any arrangement for sharing profits, union or interests, co-operation, joint venture, reciprocal concession or otherwise with any company or person, or with any employees of the Company or of any Group Member, including in such case if thought fit the conferring of a participation in the management or its directorate, and to give to any company or person special rights or privileges in connection with or control over the Company or any Group Member, and in particular the right to nominate one or more Directors of this Company or any Group Member.

(P) To guarantee payment or performance of any debts, contracts or obligations, or provide security, with or without consideration, whether by direct obligation or covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or by any other manner, for any Group Member and any other person, firm or company, and to give indemnities for itself, any Group Member and any other person, firm or company, for any purpose whatsoever.

(Q) To promote any other company for the purpose of acquiring all or any of the property and liabilities of the Company or of any Group Member, or of any undertaking, business or operations which may appear likely to assist or benefit the Company or of any Group Member or to enhance the value of any property or business of the Company or of any Group Member and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares or securities or any such company aforesaid, or for any other purpose which may seem directly or indirectly calculated to benefit the Company or any Group Member.

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(R)   To pay out of the funds of the Company all expenses which the Company may lawfully pay for or incident to the formation, registration and advertising of or raising money for the Company, and the issue of its capital or for contributing to or assisting any issuing house or firm or person either issuing or purchasing with a view to issue all or any part of the Company's capital, in connection with the advertising of offering the same for sale or subscription, including brokerage and commissions for obtaining applications for or taking, placing or underwriting or procuring the underwriting of shares, debentures or debenture stock, and to apply at the cost of the Company to Parliament for any extension of the Company's power.

(S)   To receive money on deposit upon such terms as the Company may approve.

(T) To invest and deal with the moneys of the Company in such manner as may from time to time be determined.

(U) To lend and advance money or to give credit to such persons and on such terms as may seem expedient, and in particular to customers and others having dealings with the Company or any Group Member, and to guarantee the performance of contracts by any such persons.

(V) To remunerate any person, firm or company for services rendered or to be rendered, in marketing selectively or otherwise, or assisting to market, or guaranteeing the marketing or procuring the underwriting or any of the shares, debentures or other securities of the Company or of any Group Member or in or about the conduct of the business of the Company whether by cash payment or by the allotment of shares or securities of the Company credited as paid up in full or in part, or otherwise.

(W) To purchase with a view to closing or re-selling or otherwise dealing with in whole or in part any business or properties which may be deemed likely to injure in any way any business or branch of business which the Company or any Group Member is authorised to carry on.

(X) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of lading, warrants, debentures and other negotiable and transferable instruments.

(Y) To sell or dispose of the undertaking of the Company, or any part thereof either together or in portions, for such consideration (if any) as the Company may think fit, and, in particular, for shares, whether fully or partly paid up, debentures or securities of any other company.

(Z) To adopt such means of making known the assets, products and services of the Company or any Group Members may seem expedient, and in particular by advertising in the press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.

(AA) To establish, support or subscribe to or aid in the establishment of any charitable, political or public object or entity and any association, institution, society, club, fund, trust or convenience which may be in the interest of or for the benefit of the Company or any Group Member or its or their employees or ex-employees, or the employees of its or their

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      predecessors in business, or may be connected with any town or place where the Company or any Group Member carries on or intends to carry on business.

(BB) To grant pensions, gratuities, bonuses or charitable aid to any officers, ex-officers, employees or ex-employees of the Company or any Group Member or to any other person or persons who may have served the Company or any Group Member or its or their predecessors in business, or to the wives, children or other relatives or dependants of such persons; to make payments towards insurance and to form and contribute for the benefit of any persons employed by or ex-employees of the Company or any Group Member or their wives, children or other dependants, or by its predecessors in business, and to subsidise or assist any association of employers or employees, or any trade association; and to establish and maintain or concur in establishing and maintaining any share option or share incentive or profit sharing schemes or trusts, funds or scheme (whether contributory or non-contributory) for the benefit of any such persons as aforesaid, their dependants or connections, and to support or subscribe to any charitable funds or institutions, the support of which may, in the opinion of the Directors, be calculated directly to benefit in any way the Company or any Group Member or its or their employees, and to institute and maintain any club or other establishment or profit-sharing scheme calculated to advance the interests of the company or any Group Member or its or their officers or employees.

(CC) To obtain any Provisional Order or Act of Parliament for enabling the Company or any Group Member to carry any of its objects into effect or for effecting any modification of the Company's constitution or for any other purposes which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests or the interests of any Group Member.

(DD) To establish, grant and take up agencies in any part of the world, and to act as agents or brokers or trustees for any person, firm or company, and to undertake and perform subcontracts and also to act in any of the business of the Company or of any Group Member in any part of the world, and as principals or through or by means of agents, brokers, subcontractors or others, and to remunerate any person in connection with the establishment or granting of such agencies.

(EE) To distribute among the members of the Company in specie any of the property of the Company, and in particular any shares, debentures, debenture stock or securities of other companies belonging to the Company or of which the Company may have the power of disposing.

(FF) To amalgamate with any other company having objects altogether or in part similar to those of this Company.

(GG) To apply for, or join in applying for, purchase or by other means acquire and protect, prolong and renew, sell or otherwise dispose of, whether in the United Kingdom or elsewhere, any patents, patent rights, brevets d' invention, licences, trademarks, know-how, protections and concessions which may appear likely to be advantageous or useful to the Company or any Group Member, and to use and turn to account and to manufacture under or grant licences

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      or privileges in respect of the same, and to expend money in experimenting upon and testing and making researches, inventions or rights which the Company or any Group Member may acquire or propose to acquire.

(HH) To make such arrangements for housing of any of the employees of the Company or any Group Member or of any of its or their tenants either by the erection of dwellings or by entering into arrangements with any Government or public or local authorities or companies or persons for such erection or othewise as may seem expedient and upon such terms and conditions as may be determined, and to construct, maintain, improve, develop, work, control and manage any waterworks, gas works, electricity supply works, public vehicles or tramways, restaurants, baths, places of worship, places of amusement or instruction, pleasure grounds, parks, gardens, reading rooms, stores, shops, diaries and other works and conveniences which the Company may think advisable in connection with the housing of any of such employees or tenants of or the development of its land and property.

(II) To do all such things as are incidental to or conducive to the attainment of the above objects, or any of them or to any of the objects of any Group Member and to all or any of the above in any part of the world.

      And it is hereby declared that:

      (1) the word "company" in this Clause shall be deemed to include any person or partnership or business association or other body of persons whether domiciled in the United Kingdom or elsewhere;

      (2) words denoting the singular only shall include the plural and vice versa; and

      (3) the objects specified in each paragraph of this Clause shall, except where othewise expressed in such paragraph, be regarded as independent objects and in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

5.    The liability of the members is limited.

6. The share capital of the company is (Pounds)2,500,000 divided into 25,000,000 shares of 10 pence each.*


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*  The original share capital of the Company was (Pounds)100,000 divided into
100,000 shares of (Pounds)1 each. It was sub-divided into shares of 10 pence each and then increased to (Pounds)2,500,000 on 5th December, 1990.

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WE, the subscribers to this Memorandum of Association, wish to be formed into a
Company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.

_______________________________________________________________________________

     NAMES AND ADDRESSES OF SUBSCRIBERS                 Number of shares taken
                                                        by each Subscriber
_______________________________________________________________________________

1.   For and on behalf of                               One
     Instant Companies Limited
     2 Baches Street
     London N1 6U

2.   For and on behalf of                               One
     Swift Incorporations Limited
     2 Baches Street
     London N1 6UB
                                                        ____
                              Total shares taken        Two

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DATED 10th August 1990

WITNESS to the above Signatures:-

Terry Jayne,
2 Baches Street
London N1 6UB

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